                                                                 Exhibit 10.3.44

                 PURCHASE POWER CONTRACT FOR UNSCHEDULED ENERGY
                    MADE AVAILABLE FROM A QUALIFYING FACILITY

     This Contract is made this 24th day of March, 1986, by and between Hawaii
Electric Light Company, Inc., hereinafter called the Company, and Thermal Power
Company, hereinafter called the Seller.

     WHEREAS, the Company is an operating electric public utility on the Island of Hawaii subject to the Hawaii Public Utilities Law (Hawaii Revised Statutes,
Chapter 269) and the rules and regulations of the Hawaii Public Utilities
Commission, hereinafter called the PUC;

     WHEREAS, the Seller is the:

          (check one)

          [X]  Owner and operator

          [_]  Owner only

          [_]  Operator only (with a lease with the facility's owner which gives the Seller full rights of possession and use of the facility during the term of this Contract)

     of a cogeneration facility or a small power production facility which is a qualifying facility under Subchapter 2 of the PUC's Standards for Small
     Power Production and Cogeneration in the State of Hawaii, Chapter 74 of
     Title 6; and

     WHEREAS, the Seller's Facility is located at Puna, Hawaii, and is more fully described in Appendix A attached hereto and made a part hereof; and

     WHEREAS, the Seller desires to sell to the Company Energy generated by the
Seller's facility, and the Company wishes to purchase such Energy from the
Seller, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the respective promises herein, the Company and the Seller hereby agree as follows:

1.   Parallel Operation:

     The Company agrees to allow the Seller to interconnect and operate in parallel with the Company's System.

2.   Purchase and Sale of Energy: Rate for Purchase and Sale; Billing and
     Payment:

     (a)  The Company agrees to purchase Energy from the Seller pursuant to the terms and conditions which are more fully described in Appendix D attached hereto and made a part hereof.

     (b)  Sales of Energy by the Company to the Seller shall be governed by an applicable rate schedule filed with the PUC as such may be amended from time to time, and not by this Contract.

     (c)  A monthly statement of Energy delivered to Company by Seller and of
          Energy provided to Seller by Company will be prepared and rendered by
          Company not later than the twentieth (20th) day of the month following the month in which such Energy was delivered. Such statement shall show the Energy delivered to Company during peak and off-peak periods and Company's calculation of the amount due Seller. Payment of the net amount payable by Company to Seller shall be made concurrently with such statement. Seller shall pay any net amount owing to Buyer for
          Energy provided by Buyer to Seller in accordance with Buyer's rules for service to its customers.

3.   Facilities Owned and/or Operated by the Seller:

     The Seller agrees to furnish, install, operate, and maintain suitable and sufficient equipment, to maintain adequate records, and to follow such operating procedures, as may be specified by the Company to protect the Company's system from damages resulting from the parallel operation of the Seller's Facility and as more fully described in Appendix B attached hereto and made a part hereof.
The Seller agrees that no material changes or additions to its Facility shall be made without the prior written consent by the Company.

4.   Interconnection Facilities Owned by the Company:

     The Company agrees to furnish, install, own, operate and maintain such
Interconnection Facilities on its side of the Point of Interconnection with the
Seller's Facility as required to accept Energy from the Seller's Facility and for parallel operation with the Seller's Facility, and as more fully described in Appendix C attached hereto and made a part hereof.

5.   Seller Payments:

     Subject to the terms and conditions included in Appendix C, the Seller agrees to pay the Company for the Company's investment in the Interconnection
Facilities described in Appendix C; and for any costs incurred in operating, maintaining, replacing, or relocating Company-owned Interconnection Facilities;
and a monthly Metering Charge of $25.00 per month.

6.   Continuity of Service:

     (a)  The Company may require the Seller temporarily to curtail,

          interrupt or reduce deliveries of Energy when necessary in order for the Company to construct, install, maintain, repair, replace remove, investigate or inspect any of its equipment or any part of its System;
          or if the Company determines that such curtailment, interruption or reduction is necessary because of a system emergency, forced outage, operating conditions on its System, or compliance with prudent electrical practices, provided that the Company shall not interrupt deliveries pursuant to this Section 6(a) solely in order to take advantage, or to make purchases, of less expensive Energy from other qualifying facilities. In any such event, the Company shall not be obligated to accept or pay for any Energy from the Seller except for such Energy that the Company notifies the Seller that it is able to take during this period due to the aforesaid circumstances. The
          Company shall take all reasonable steps to minimize the number and duration of interruptions, curtailments or reductions.

     (b)  The Company shall not be required to purchase Energy during any period during which, due to operational circumstances, purchases from the
          Seller will result in costs greater than those which the Company would incur if it did not make those purchases, but instead generated an equivalent amount of Energy itself, provided that the Company shall provide the Seller with at least twenty-four hours advance oral or written notice of any such period to allow the Seller to cease the delivery of Energy to the Company. If the Company fails to provide such notice, it will pay the same rate for such purchase of Energy as would be required had the period not occurred. Notwithstanding the foregoing, this Section 6(b) shall not be applied to permit Company to refuse to purchase Energy from Seller in the event the Avoided Energy
          Costs fall below the Minimum Purchase Rate.

     (c)  When curtailment, interruption or reduction in deliveries of Energy by
          Seller to Company is required under Subsections (a) or (b) of this
          Section 6, such curtailment, interruption or reduction shall be made, to the extent possible, for As-Available Energy first and Energy subject to a Legally Enforceable Obligation second, in accordance with the chronological priorities of the various contracts between Company and qualifying facilities, including Seller. The contract with the earliest effective date shall have the highest priority, and the contract with the most recent effective date shall have the lowest priority. The contract with the lowest priority shall be the first to be curtailed, and the contract with the highest priority shall be the last to be curtailed.

7.   Personnel and System Safety:

     Notwithstanding any other provisions of this Contract, if at any time the
Company reasonably determines that the Seller's Facility may endanger.

the Company's personnel, and of the continued operation of the Seller's Facility may endanger the integrity of the Company's System or have an adverse effect on the Company's other Customers' electric service, the Company shall have the right to disconnect the Seller's Facility from the Company's System. The
Seller's Facility shall remain disconnected until such time as the Company is satisfied that the condition(s) referred to above have been corrected, and the
Company shall not be obligated to accept or pay for any Energy from the Seller during such period. If the Company disconnects the Seller from the Company's
System, it shall immediately notify the Seller by telephone which notice shall be confirmed promptly in writing.

8.   Metering:

     The Company shall supply, own, and maintain all necessary meters and associated equipment utilized for billing and Energy purchase. The meters shall be tested and read in accordance with the Rules of the Company and PUC rules as either may be amended from time to time. The Seller shall supply, at no expense to the Company, a suitable location for meters and associated equipment used for billing and Energy purchase.

9.   Permits and Licenses:

     The Seller shall obtain, at its expense, any and all authorizations, permits and licenses required for the construction and operation of its
Facility, including but not limited to rights-of-way or easements. The Company will cooperate with the Seller in obtaining such authorizations, permits and licenses. The Company shall use its best efforts to obtain, as soon as reasonably possible, approval from the PUC to include payments for Energy pursuant to this Contract in the Company's Fuel Adjustment Clause. Failure to
obtain such permits and licenses under this Section 9 shall not be a default under this Contract but may result in the termination of this Contract as provided in Appendix E attached hereto and made a part hereof.

10.  Term:

     The provisions of this Contract shall not apply until the PUC authorizes, by appropriate decision and order satisfactory to the parties, the payment for
Energy to be made by the Company to the Seller hereunder to be included in the
Company's Fuel Adjustment Clause for the term of this Contract

     The Contract shall remain in effect for an initial term of 35 years after
(i) the Commercial Operation of the second generating unit or (ii) 1992, whichever is earlier, and shall continue in effect after the initial term until terminated by either party as provided for herein. Either the Company or the
Seller may terminate the Contract at any time on or after the end of the initial term upon not less than five (5) years advance written notice to the other party. Notwithstanding any of the foregoing, the Contract may be terminated in accordance with the provisions of Appendix E attached hereto and made a part hereof.

11.  Indemnification:

     Each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees and agents, and their respective heirs, successors, legal representatives and assigns, from and against any and all liabilities, damages, costs, expenses (including attorneys' fees), losses, claims, demands, actions, causes of action, suits and proceedings of every kind, including those for damage to the property of any person or entity (including the indemnifying party) and/or for injury to or death of any person (including the indemnifying party's employees and agents), which directly or indirectly result from or arise out of or in connection with the interconnection or parallel operation of the Seller's Facility with the Company's System and which are attributable to (i) the negligence or willful misconduct of the indemnifying party and/or (ii) the breach by the indemnifying party of any of its representations or warranties herein.

12.  Insurance:

     (a)  The Seller shall, at its own expense and during the term of the
          Contract and during any other time that the Seller's Facility is interconnected with the Company's System, secure and maintain in effect with a responsible insurance company authorized to do insurance business in Hawaii the following insurance that will protect the
          Seller and the Company: The Seller shall maintain comprehensive general liability insurance with respect to the Seller's Facility, the
          Seller's operations, and the Seller's interconnection with the
          Company's System, with limits of liability of at least $1,000,000.00 per occurrence and $1,000,000.00 annual aggregate for bodily injury and $1,000,000.00 for property damage. Said insurance shall name the
          Company as an additional insured, shall include contractual liability coverage for written contracts and agreements including this Contract, and shall be noncancellable and nonalterable without thirty (30) days'
          prior written notice to the Company. The adequacy of the coverage afforded by the required insurance shall be subject to mutual review by the Company and the Seller from time to time, and if it appears prudent and in keeping with electric industry practice to increase the coverages and/or limits of such liability insurance, the Seller shall forthwith increase such coverages and/or limits provided that such coverages and limits are available and the increased costs thereof are not disproportionate to the costs applicable to the existing coverages and limits. The insurance required hereunder shall provide that it is primary with respect to the Seller and the Company and shall provide for mutual waivers of subrogation rights. The Seller shall provide evidence of such insurance by providing certificates of insurance to the Company prior to any parallel operation. A party's indemnity and other obligations under this Contract shall not be limited to the extent insurance fails to cover the full amount of any loss incurred by the other party. Any deductible shall be the responsibility of the
          Seller.

     (b)  The Seller may provide a mutually acceptable alternate risk financing instrument in lieu of the insurance required by Subsection 12(a) for the coverages and limits required by this Contract.

13.  Assignment:

     This Contract may not be assigned by either the Company or the Seller without the consent of the other party. Such consent shall not be unreasonably withheld. Notwithstanding the foregoing, this Contract, may be assigned without such consent in connection with the granting of a security interest in a party's rights under this Contract in connection with financing arrangements by such party.

14.  Sale of Energy to Third Parties:

     Company shall have the first right to purchase all Energy produced for sale by Seller at the price and on the terms and conditions stated in this Contract;
provided, however, that Seller may consume Energy for its own use.

15.  Force Majeure:

     (a)  If either party shall be wholly or partially prevented from performing any of its obligations under this Contract by reason of an event of force majeure reasonably beyond its exclusive control and not attributable to its neglect, then and in any such event, such party shall be excused from whatever performance is prevented by such event to the extent so prevented, and such party shall not be liable for any damage or loss resulting therefrom. Events of force majeure shall include but not be limited to the following: accidents, action or inaction of any governmental agency (including the inability to obtain permits or authorizations), inadequate or extreme reservoir pressures, temperature, or the presence of foreign substances therein, lightning, rain, earthquake, wind, wind-blown water, riots, fire, flood, invasion, insurrection, lava flow or volcanic activity, tidal wave, civil commotion, the order of any court, judge or civil authority, war, and any act of God or the public enemy.

     (b)  The party claiming an event of force majeure shall give prompt written notice of such event to the other party. In addition, such party shall use reasonable diligence, to the extent practicable, to limit the impact of such event on the performance of its obligations under this
          Contract. Notwithstanding the foregoing, this Subsection 15(b) shall not excuse any payment obligation that has theretofore accrued under this Contract.

16.  Warranties:

     The Company and the Seller each represent and warrant (but only with respect to itself) that:

     (a)  Each respective party has all necessary right, power and authority to execute, deliver and perform this Contract.

     (b)  The execution, delivery and performance of this Contract by each respective party will not result in a violation of any law of regulation of any governmental authority, or conflict with, or result in a breach of, or cause a default under, any agreement or instrument to which such party is also a party or by which it is bound.

17. Engineering Standard:

     (a)  Each party agrees to install, operate and maintain its respective equipment and facilities and to perform all obligations required to be performed by such party under this Contract in accordance with accepted good engineering practice in the electric industry and with applicable laws, rules, orders and tariffs.

     (b)  Wherever in this Contract and the attached Appendices the Company has the right to give specifications, determinations or approvals of any technical or engineering aspect of the operation of or changes or additions and Seller's Facility, such specifications, determination or approvals shall be given in accordance with the Company's standard practices, policies and procedures and with Subsection 17(a) of this
          Contract.

18. Dispute Resolution:

     (a)  In Sections 3 and 4 and Appendices B and C of this Contract, where the
          Company's acceptance of equipment, additions or changes in equipment and their operational setting is required, such acceptance shall not be unreasonably withheld and shall be based on the Company's policies and practices established in accordance with PUC rules. In the event the acceptance is withheld and the issue is unresolved, the dispute shall be resolved, if possible, by the Company's President and the
          Vice President - Operations of the Seller. If the matters remain unresolved, Section 16(b) shall apply.

     (b)  In case of conflict arising under all other sections of the Contract or if the application of Section 18(a) does not lead to a resolution, disputes between the Seller and the Company may be submitted to the
          PUC by either party, if the PUC has jurisdiction over such dispute. If the PUC does not have jurisdiction over such dispute, either party may take the issue to the appropriate court or resort to any other legal remedy available to such party.

19. Liability:

     Nothing in this Contract shall create any duty to, any standard of care with reference to, or any liability to any person not a party to it.

20. Miscellaneous:

     (a)  Amendments. Any amendment or modification of this Contract or any part hereof shall not be valid unless in writing and signed by the parties.
          Any waiver hereunder shall not be valid unless in writing and signed by the party against whom waive is asserted.

     (b)  Binding Effect. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, and permitted assigns.

     (c)  Notice. Any written notice provided hereunder shall be delivered personally or sent by registered or certified first class mail, with postage prepaid, to the other party at the following address:

          Company: Hawaii Electric Light Company, Inc.
                   1200 Kilauea Avenue
                   Bilo, HI 96720
                   Attn: President

          Seller:  The mailing address listed in Appendix A attached hereto with a copy to:

                   Thermal Power Company
                   Central Pacific Plaza
                   220 South King Street
                   Suite 1750
                   Honolulu, Hawaii 96813

     Notice sent by mail shall be deemed to have been given on the date of actual delivery or at the expiration of the fifth day after the date of mailing, whichever is earlier. Any party hereto may change its address for written notice by giving written notice of such change to the other party hereto.

     (d)  Effect of Section and Appendix Headings. The headings or titles of the several sections and appendices hereof are for convenience of reference and shall not affect the construction or interpretation of any provision of this Contract.

     (e)  Non-Waiver. No reasonable delay or forbearance of the Company or the
          Seller in the exercise of any remedy or right will constitute a waiver thereof, and the exercise or partial exercise of a remedy or right shall not preclude further exercise of the same or any other remedy or right.

     (f)  Relationship of the Parties. Nothing in this Contract shall be deemed to constitute either party hereto as partner, agent or representative of the other party or to create any fiduciary relationship between the parties. The Seller does not hereby dedicate any part of its facility to serve the Company, the Company's customers or the public.

     (g)  Entire Agreement. This Contract, together with the related letter agreement of even date, constitutes the entire understanding and agreement between the parties.

     (h)  Governing Law. This Contract shall be governed by and construed in accordance with the laws of the State of Hawaii. The venue for a civil action related to this Contract shall be the judicial circuit in which the Seller's Facility is located.

     (i)  Hawaii Plain Language Law. The purpose of this Contract is to permit the Seller to interconnect and operate in parallel with the Company's
          System and to provide for purchase by the Company of electric energy and/or capacity from the Seller for retail sale to the public. This
          Contract is not for the retail sale of electricity by the Company to the Seller. Accordingly, the parties agree that the Hawaii Plain
          Language Law does not apply to this agreement.

     (j)  Limitations. Nothing in this Contract shall limit the Company's ability to exercise its rights nor its obligations as specified in the
          Company's Tariff as filed with the PUC, or as specified in General
          Order No. 7 of the PUC's Title VII, Standards for Electric Utility
          Service in the State of Hawaii, as either may be amended from time to time.

     (k)  Approvals. Wherever either Buyer's or Seller's approval is required in this Contract, it is understood that such approvals shall not be unreasonably withheld, unless otherwise stated.

     (l)  Attorneys' Fees and Costs. In the event a dispute between the parties is submitted to the PUC or the courts, the prevailing party shall be entitled to an award of its court costs, other costs of litigation and reasonable attorneys' fees.

     (m)  Further Assurances. Each of the parties shall from time to time and at all times do such further acts and deliver all such further documents and assurances as shall be reasonably necessary fully to perform and carry out this Contract.

     (n)  Counterparts. This Contract may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

     (o)  Definitions. Terms used in this Contract not otherwise defined in the context in which they first appear are defined in Appendix F attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the Company and the Seller have executed this Contract as of the day and year first above written.

COMPANY:

HAWAII ELECTRIC LIGHT COMPANY, INC.

By /s/ Illegible                           Attest:
   -------------------------------------           -----------------------------
   Title:

SELLER:

THERMAL POWER COMPANY

By /s/ Illegible
   -------------------------------------   Attest: /s/ Illegible
   Title: President                                -----------------------------

                                       10

                                   APPENDIX A

          DESCRIPTION OF SELLER'S GENERATION AND CONVERSION FACILITIES

1.   Name of facility: Puna Geothermal Venture

     (a)  Location: Honuaula, Puna, County of Hawaii, State of Hawaii

     (b)  Telephone number (for system emergencies): To be provided prior to parallel operation

     (c)  Company billing account number: 06 686 520 01

2.   Owner*: Thermal Power Company, Amfac Energy Inc. and Dillingham Geothermal,
             Inc.

3.   Operator*: Thermal Power Company

4.   Name of person to whom payments are to be made:

     (a) Mailing address: Thermal Power Company
                          601 California Street
                          San Francisco, CA 94108

     (b) Hawaii Gross Excise Tax License Number: 10177175

5.   Equipment:

     (a)  Type of facility and conversion equipment: Rankine Cycle, condensing turbine system

     (b)  Design capacity:** Total 25 MW
                             (Unit 1 - 12.5 MW)
                             (Unit 2 - 12.5 MW)

     (c)  Single or 3 phase: 3 phase

     (d)  Name of manufacturer: Mitsubishi, General Electric, Ansaldo, or equivalent

     (e)  Date of installation:
          Unit 1 - Projected September 30, 1989
          Unit 2 - Projected September 30, 1995

----------
*    If a corporation, attach a letter signed by an officer of the corporation warranting that the corporation is in good standing with the Hawaii
     Department of Commerce and Consumer Affairs.

**   The "Design Capacity" may exceed 25 MW to the extent necessary for Seller to furnish up to 25 MW of "Allowed Capacity" as defined in Appendix F, provided that the "Allowed Capacity" of this Contract shall be the lower of
     (i) 25 MW or (ii) the installed and operating capacity of the Seller's facility interconnected with the Company's system on December 31, 1995.

                                       11

6.   Projected date of operation in parallel to Company's System
     ("Operational Date"):   Unit 1 - December 31, 1989
                             Unit 2 - December 31, 1995

7.   Insurance carrier: To be provided prior to parallel operation as provided in Section 12 of this Contract

8.   If the owner is not the operator, attach a copy of the agreement between the owner and the operator which allows the operator to use the facility and which establishes the scope of operations by the operator and the respective rights of the owner and the operator with respect to the sale of electric energy from the Seller's facility.

9.   If the land on which the facilities are located is not owned by the facility's owner, attached a copy of the agreement with the owner of the land which establishes the right of the facility's owner to put the facility on the land and the existence of required rights of way and easements.

                                       12

                                   APPENDIX B

                         FACILITIES OWNED BY THE SELLER

1.   Seller's Facility

     (a)  A preliminary single-line diagram of the Seller's Facility at the time the Contract is signed, shall be attached to this Contract and made a part hereof. The single-line diagram and the Point of Interconnection of the Seller's Facility to the Company's System identified thereon are preliminary and subject to change by the parties. Prior to construction of Seller's Facility, a final single-line diagram, relay list, and trip scheme shall be prepared and, subject to review and acceptance thereof by both parties, signed and attached to this
          Appendix B and made a part hereof. Such single-line diagram shall expressly identify the final location of the Point of Interconnection.

          Material changes or additions to the Seller's Facility reflected in the single-line diagram, relay list, and trip scheme shall not be made without the prior written consent of the Company pursuant to Section 3 of the Contract. If any changes in or additions to such Facility, records, and operating procedures are required by the Company, the
          Company shall specify such changes to the Seller in writing, and, except in the case of an emergency, Seller shall have the opportunity to review any such change or addition in advance.

     (b)  The Seller shall furnish, install, operate and maintain facilities such as breakers, relays, switches, synchronizing equipment, monitoring equipment and control and protective devices acceptable to the Company as suitable for parallel operation with the Company's
          System. Such facilities shall be accessible at all times to authorized
          Company personnel.

     (c)  The Seller shall furnish, install and maintain in accordance with the
          Company's requirements all conductors, service switches, fuses, meter sockets, meter and instrument transformer housing and mountings, switchboard meter test buses, meter panels and similar devices required for service connections and meter installations on the
          Seller's premises.

     (d)  Seller shall install transducers, metering, AC and DC sources, telephone lines, and provide interconnecting wiring for supervisory and communications equipment.

     (e)  The Company shall review and accept the design drawings and Bill of
          Material for the Seller's electrical equipment required to interconnect with the Company's System. The type of electrical equipment, the type of protective relaying equipment (which equipment shall be mutually agreeable to the parties) and the

                                       13

          settings that affect the reliability and safety of operation of the
          Company's and Seller's interconnected system shall be acceptable to the Company. The Company, at its option, may request to witness operation of control, synchronizing, and protection schemes.

     (f)  The Seller shall provide a manual disconnect device which provides a visible break to separate the Seller's Facility from the Company's
          System. Such disconnect device shall be lockable in the OPEN position and be readily accessible to Company personnel at all times.

     (g)  In order to allow Seller's Facility to remain on-line and to assist in restart of parallel operation thereof with the Company's System,
          Seller may provide automatic equipment to isolate Seller's Facility from the Company's System during large system disturbances; provided that such automatic equipment has been approved by the Company prior to installation for compatibility with Company's System.

2.   Operating Procedures

     (a)  The Company may require periodic reviews of the Seller's Facility, maintenance records, available operating procedures and policies, and relay settings, and may request changes it deems necessary to protect the Company's System from damages resulting from the Seller's parallel operation.

     (b)  Logs shall be kept by the Seller for information on unit availability, including reasons for planned and forced outages; circuit breaker trip operations; relay operations, including target initiation; and other unusual events. The Company shall have the right to review these logs, especially in analyzing system disturbances. The Seller will provide the Company with subsequent written confirmation any time the Seller experiences a unit trip. Such confirmation will include the date and time of the occurrence as well as the cause of the unit trip.

     (c)  Seller shall limit its Facility's ramp rate to less than 2 mw/min.

     (d)  The Company's Load Dispatcher shall specify the power factor at which energy is delivered by the Seller to the Company. Typical power factor requirements will normally operate in a range of 0.85 to 1.0.

     (e)  If Seller is separated from the Company's System for any reason, the
          Seller, under no circumstances, shall reclose into the Company's system without first obtaining specific approval to do so from the
          Company's Load Dispatcher. Such approval shall be withheld only when such reclosing is not in accordance with Section 27(a) of this
          Contract and the Company's standard practices, policies and procedures.

                                       14

     (f)  The Company's Load Dispatcher will notify the Seller whenever the
          Seller must be separated from the Company's System pursuant to
          Sections 6 and 7 of this Contract. When possible, reasonable advance notice will be given to the Seller by the Company's Load Dispatcher, provided this provision does not limit the Company's obligation to give notice under Section 6(b) of this Contract.

     (g)  The Seller shall submit the next five-year maintenance requirement in writing to the Company each year no later than June 30 of the previous year. The Company shall specify the maintenance schedule for the five-year period and inform the Seller in writing no later than
          September 30 of the same year. The Company shall not unreasonably delay maintenance of the Seller's Facility and will cooperate with
          Seller in establishing a reasonable schedule for the Seller's maintenance requirements.

     (h)  The Seller shall notify the Company's Load Dispatcher prior to synchronizing a generator onto or taking a generator off the system.
          Such notification should be as far in advance as reasonably possible under the circumstances causing the action.

                                       15

                                   Appendix B

                                    [GRAPHIC]

                                       15a

                                   APPENDIX C

                 INTERCONNECTION FACILITIES OWNED BY THE COMPANY

1.   The Company will design, construct, own, operate and maintain all facilities on the Company's side of the Point of Interconnection required to interconnection the Company's System with the Seller's Facility at 69 kv, including, without limitation, the following equipment at, the Seller's
     Facility:

     (a)  Necessary instrument transformers, test facilities (except switchboard meter test buses), meters, and protective line relays.

     (b)  Supervisory and communication equipment for remote control and metering (a Remote Terminal Unit) at the Seller's Facility.

2.   The parties currently are negotiating an amendment to this Appendix C containing additional terms relating to the design, permitting, construction and operation of certain Interconnection Facilities, including power transmission lines, required to be installed in order to accept
     Energy from Seller's Facility. This Contract is subject in all respects to the parties' conclusion of satisfactory terms regarding the construction, installation and operation of such Interconnection Facilities and the payment therefor. To the extent a portion of such costs is to be paid by
     Seller, an allocation shall be agreed to by the upgrading such
     Interconnection Facilities or portions thereof that are not required solely to interconnect Seller's Facility. Such cost allocation shall be subject to review and approval by the PUC.

3.   Such amendment to this Appendix C also shall specify appropriate operating procedures for Company's Interconnection Facilities and shall provide for reimbursement to Company for any costs incurred in operating, maintaining, replacing, or relocating Company-owned Interconnection Facilities.

4.   The Company shall maintain full and complete information logs and records of (i) all meter readings; (ii) the calculation of amounts due to the
     Seller; (iii) the operation and maintenance of the Interconnection
     Facilities; and (iv) information to verify events described in Section
     6(a), 6(b) and 7 of this Contract, including but not limited to, unit availability (including reasons for planned and forced outages), circuit breaker trip operations, and relay operations (including target initiation).

5.   The Seller shall be allowed to review the information logs and records maintained by the Company pursuant to Section 4 of this Appendix C, above, during the Company's normal business hours in accordance with the Company's rules for service to its customers.

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                                   APPENDIX D

                           ENERGY PURCHASES BY COMPANY

1.   Subject to the other provisions of this Contract, including but not limited to Sections 6 and 7, the Company snall accept and pay for  As-Available
     Energy generated by the Seller's Facility and delivered by the Seller to the Company at the higher of: (a) the respective on _____ and off-peak energy rates set forth in Section 3 of this Appendix D, or (b) the Minimum
     Purchase Rate set forth in Section 4 of this Appendix D; provided, however, that the rate of delivery of such Energy shall not exceed the
     Allowed Capacity as set forth in Appendix A at any given time.

2.   Energy furnished by Seller to the Company shall be metered by a time-of-day meter. The on-peak hours shall be those between 7:00 a.m. and 9:00 p.m.
     daily, and the off-peak hours shall be those between 9:00 p.m. on one day and 7:00 a.m. on the following day.

3.   The respective on-peak and off-peak energy rates for As-Available Energy shall be one hundred percent (100%) of the Company's respective on-peak and off-peak Avoided Energy Costs (including avoided costs of fuel and operation and maintenance) in cents per kilowatthour, calculated in accordance with the provisions of the PUC's Standards, on file with the PUC and in effect for the quarter in which such Energy is delivered.

4.   The Minimum Purchase Rate in this Contract shall apply to all deliveries of
     As-Available Energy made by Seller to Company during the term of this
     Contract and to all deliveries of Energy under a Legally Enforceable
     Obligation made by Seller to Company pursuant to any amendment or supplement to this Contract entered into between Company and Seller for the purpose of delivering Energy and/or Capacity under a Legally Enforceable
     Obligation.

5.   Energy payments determined pursuant to Section 1 of this Appendix D may be adjusted to compensate Seller for delivering Energy at the power factor provided in Section 2(d) of Appendix B to this Contract. Any such adjustment shall be made by appropriate amendment to this Contract entered into between the parties prior to delivery of any Energy by Seller to
     Company hereunder.

6.   Company shall accept and pay for Emergency Energy (as defined in Appendix
     F) generated by seller's Facility and made available by Seller to Company, as follows: the respective on-peak and off-peak energy rates for Emergency
     Energy shall be three hundred percent (300%) of Company's on-peak and off-peak Avoided Energy Costs (including avoided costs of fuel and operation and maintenance) in cents per kilowatthour, calculated in accordance with the provisions of the PUC's Standards, on file with the PUC and in effect for the quarter in which such Energy is delivered. _

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_.   It is expressly understood and agreed by the parties that the terms of this
     Contract, including Appendix D, may be amended in accordance with Section
     20(a) of this Contract to provide for the purchase and sale of Energy and Capacity from Seller's Facility under a Legally Enforceable Obligation.
     The parties agree to negotiate such amendment in good faith and will use their best efforts to complete such negotiations by December 31, 1986. It is anticipated that such amendment will contain provisions such as, but not limited to, an obligation to deliver Energy under Company's Dispatch subject to a Legally Enforceable Obligation in return for an additional payment to Seller for the value of the Company's Dispatch: an Energy price adjustment formula to provide future ratepayer savings; an obligation to deliver Capacity subject to a Legally Enforceable Obligation in return for a Capacity payment to Seller; appropriate sanctions, makeup provisions, and grace periods for Seller's non-compliance; and appropriate advance notice for termination.

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                                   APPENDIX E

                             DEFAULT AND TERMINATION

1.   Default

     (a)  The occurrence of any of the following events at any time during the term of this Contract shall constitute an "Event of Default" by the
          Seller except to the extent caused by an event of force majeure:

          (i)  failure to pay to the Company any amount payable and due under this Contract within sixty (60) days after receipt of invoice; or

          (ii) failure of the Seller's Facility, upon its completion and operation, to be a qualifying facility under Subchapter 2 of the
               PUC's Standards for Small Power Production and Cogeneration in
               the State of Hawaii, Chapter 74 of Title 6 in effect as of the date of this Contract; or

          (iii) failure or refusal by the Seller to perform its material obligations under this Contract; or

          (iv) abandonment of the Seller's Facility or the discontinuance by the
               Seller of services covered under this Contract for a period of twelve (12) consecutive months unless such discontinuance is caused by force majeure or an Event of Default by the Company.

     (b)  The occurrence of any of the following at any time during the term of this Contract shall constitute an "Event of Default" by the Company except to the extent caused by an event of force majeure:

          (i)  failure to pay to the Seller any amount payable and due under this Contract within sixty (60) days after receipt of invoice; or

          (ii) failure or refusal by the Company to perform its material obligations under this Contract; or

          (iii) abandonment of its Interconnection Facilities by the Company or
               the discontinuance by the Company of services covered under this
               Contract unless such discontinuance is caused by force majeure or an Event of Default by the Seller.

     (c)  If an Event of Default, other than failure to make any payment due and payable within sixty (60) days after receipt of invoice, by either party shall extend for a period of sixty days after receipt of written notice of such Event of Default from the non-defaulting party, then the non-defaulting party may, at its option, terminate

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          this Contract by delivering written notice of such termination to the party in default and/or may institute such legal action or proceedings or resort to such other remedies as it deems necessary provided, however, that the party not in default shall not terminate this
          Contract at the end of such sixty day period if the party in default has corrected or commenced appropriate steps to correct such default and is diligently prosecuting same to completion or has instituted the dispute resolution provisions of Section _6 of this Contract and is diligently prosecuting the same to completion. Such termination shall be effective on the date of written notice of termination to the party in default and shall not prejudice any rights of the non-defaulting party.

     (d)  If the Event of Default is based on a party's failure to make any payment that is due and payable under this Contract, the party claiming such Event of Default shall give written notice to the non-paying party stating that such payment is deemed payable. The non-paying party shall have ten (10) days from the receipt of such notice to make the required payment and if payment is not made within such ten (10 day period, the non-defaulting party may terminate this
          Contract pursuant to written notice provided in accordance with
          Subsection (c) above.

2.   Termination

     Either the Company or the Seller may terminate this Contract upon written notice to the other party:

     (a)  if the Seller's Facility fails to begin producing Energy for sale to the Company on or before December 31, 1995 as extended by events of force majeure, not to exceed three (3) years; or

     (b)  if the other party commits any Event of Default and fails to cure such default in accordance with this Contract.

     (c)  if the Seller's Facility begins producing Energy for sale to the
          Company on or before December 31, 1995 as extended by events of force majeure pursuant to Subsection 2(a) of this Appendix E, and thereafter, an event of force majeure occurs that continues for a period of twelve (12) consecutive months, provided, however, that should action to eliminate such force majeure condition be initiated within such twelve (12) month period, then neither party may exercise such right to terminate this Contract so long as such action is being pursued with reasonable diligence.

     If this Contract is terminated pursuant to this Section 2 of Appendix E, the parties shall have no further obligations to each other except for such obligations as have been incurred hereunder prior to such termination. The parties further agree that in no event shall either party be liable to the other for lost profits.

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                                  APPENDIX F

                                  DEFINITIONS

1. Allowed Capacity: The maximum Capacity agreed upon between Company and Seller that Seller may deliver to Company at any one time, which shall be the lower of
(i) twenty-five megawatts (25 MW) or (ii) the installed and operating capacity of Seller's Facility interconnected with Company's System on December 31, 1995.

2. As-Available Energy: Energy provided to Company on an unscheduled basis as
Seller determines it to be available from Seller's Facility, rather than at prearranged times and in prearranged amounts, and which is not subject to a
Legally Enforceable Obligation.

3. Avoided Energy Costs: The energy costs that the Company avoids by purchasing
Energy from Seller, as defined in and calculated in accordance with the PUC's
Standards.

4. Capacity: Electric power expressed in kilowatts or megawatts.

5. Company's Dispatch: Company's sole and absolute right to control, from moment to moment, through supervisory equipment, or otherwise, and in accordance with good engineering practice in the electric utility industry, the rate of delivery of Energy offered by Seller to Company.

6. Company's Fuel Adjustment Clause: The provision in the Company's rate schedules that allows Company to pass through to its customers the Company's costs of fuel and purchased power.

7. Company's System: The electric system owned and operated by the Company on the Island of Hawaii consisting of power plants, transmission and distribution lines, and related equipment for the production and delivery of electric power to the public.

8. Company's System Load Dispatcher: The authorized representative of Company who is responsible for carrying out Company's Dispatch.

9. Commercial Operation: The date on which Seller's Facility is deemed by Seller to be capable of reliable delivery of Energy.

10. Emergency Energy: Energy needed during an emergency on Company's System that is requested by Company to be supplied by Seller (i) under Company's Dispatch;
(ii) in excess of the amount of Energy then being supplied to Company by Seller;
and (ii) which Seller has no Legally Enforceable Obligation to supply.

11. Energy: Electric power expressed in kilowatthours.

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12. Interconnection Facilities: The equipment and devices required to permit
Seller's power plant to operate in parallel with and deliver electric power to
Company's System, such as, but not limited to, transmission lines, transformer, switches, and circuit breakers.

13. Legally Enforceable Obligation: A binding commitment to supply Energy or
Capacity at prearranged times & in prearranged amounts under Company's Dispatch, with sanctions for non-compliance.

14. Minimum Purchase Rate: The minimum rate payable by Company to Seller for
Energy delivered by Seller to Company under this Contract, which shall be equal to 100% of the Company's on-peak and off-peak Avoided Energy Costs in effect and on file with the PUC when this Contract becomes effective.

15. Operational Date: The date(s) on which the respective generating units of
Seller's Facility are projected for planning purposes to begin parallel operation with Company's System.

16. Point of Interconnection: The point of delivery of Energy and/or Capacity supplied by Seller to Company where Seller's Facility interconnects with
Company's System.

17. PUC's Standards: Standards for Small Power Production and Cogeneration in
the State of Hawaii, issued by the Hawaii Public Utilities Commission, Chapter
74 of Title 6, Hawaii Administrative Rules, currently in effect and as may be amended from time to time.

18. Seller's Facility: All real estate, fixtures and property owned, controlled, operated or managed by Seller in connection with, or to facilitate, the production, generation, transmission, delivery or furnishing of electricity by
Seller to Company and required to interconnect with Company's System, except
Seller's geothermal wellfield, pipelines, and other equipment located upstream from Seller's power plant.

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